Exhibit 10.5

Dealership Agreement

Agreement No.: GW-CHN-ORA-HNAC-20220101

Dealer: Hainan Aochuang Qiangsheng Auto Sales & Services Co., Ltd.

Authorized distribution brand: ☐ WEY ☐ Haval ☐ Pickup truck ☑ Ora ☐ Tank

Exclusive / non-exclusive: ☐ Exclusive ☑ non-exclusive

Distribution / after-sales service: ☐ distribution ☐ After-sales service ☑ Distribution and after-sales service

Signing date: January 1, 2022

Validity period: January 1, 2022-December 31, 2024

Dealership Agreement

Agreement No.:

This Dealership Agreement is formed and signed by of Great Wall Motor Company Limited, Taizhou Haval Sales Branch, Great Wall Motor Company Limited, Xushui Haval Sales Branch, Chongqing Haval Automobile Co., Ltd., Great Wall Motor Company Limited, Xushui After-sales Service Branch, Chongqing Great Wall Motor After-sales Service Co., Ltd. (hereinafter referred to as "Great Wall Company") and Hainan Aochuang Qiangsheng Auto Sales & Services Co., Ltd. (a company legally established and subsisting under the laws of the People's Republic of China, with a contact address at No. 231 Qiongshan Avenue, Meilan District, Haikou City, 570100, China, hereinafter referred to as the "Dealer") in Lianchi District, Baoding City, China on 1 January, 2022. (The above signatories are separately called "one party" and collectively called "both parties".) This Dealership Agreement provides for the authorization of the Great Wall Company's brands and the sales and/or provision of after-sales services of automobiles and related products by the Dealer.

Part I: Definition and Authorization

1. Definition

Unless otherwise agreed, the following terms shall be interpreted as follows:

1.1 Contract products: the complete vehicles of the models, and/or original spare parts and original accessories sold by the authorized Dealer of Great Wall Company.

1.2 Region: refers to the specific geographical region of the authorized Dealer of Great Wall Company to carry out the corresponding business under this Agreement.

1.3 Channel Vendor: means that with the written permission of Great Wall Company, the Dealer shall distribute the corresponding business under this Agreement to other sub-dealers. The general name of the body shall be subject to the confirmation letter replied by the Great Wall Company.

1.4 Authorized Brand Franchise Store: refers to the exclusive place of Dealer and Channel Vendors built within the region and approved by Great Wall Company to engage in business activities under this Agreement. The information published in the Dealer's file management system shall prevail.

1.5 Business Operation Standards: refers to the specific standards and codes of conduct formulated and issued by the Dealer from time to time in accordance with the principles of this Agreement, including but not limited to: business policies, business management norms, promotion / promotion / communication activities and business notices.

1.6 Logos: refers to the trademark, trade name, service logo, VI reflecting brand elements, pattern design, decoration design and other marks of Great Wall Motor Co., Ltd. and / or its affiliated companies.

1.7 E-commerce Platform: refers to the platform provided by the Great Wall Company to engage in business activities hereunder through the Internet and other information network forms, including but not limited to shopping mall, super APP, etc.

1.8 Information System: refers to the hardware and software systems used by both parties and Channel Vendors to carry out business and operation management, which including but not limited to Dealer File Management System, Great Wall Motor Dealer Management System (DMS system), Great Wall Motor Customer Management system (SCRM system), Great Wall Motor Online Business Collaboration Platform (VMS system), Certification Platform, Sales Service Provider Integrated Service Platform, Great Wall Motor Marketing Network Academy, online learning APP, Dealer Remote Video Surveillance System, etc.

1.9 This Agreement: means the text and annexes of this Dealership Agreement.

1.10 Laws: means any enactment law, regulation, ordinances, rule, order, ruling, or government request enacted, promulgated or implemented by any competent authority at any level (e. g., state, province, city or county). To be clear, the law includes anti-bribery related laws.

1.11 Related Party: in relation to an entity, any other entity or person controlling that entity, any other entity or person controlled by that entity or any other entity or person jointly controlled with that entity. "Control" as used in this definition means having, directly or indirectly, the power to direct or cause the management, policies, or operations of an entity through ownership, agreement, or otherwise of voting securities.

2. Authorization

2.1 Contract Products and Regions

2.1.1 Based on the terms and conditions of this Agreement, the Great Wall Company authorizes the Dealer to be the distributor of the contract products in the region, to carry out network planning and operation management in the region according to this Agreement, and to sell the contract products and/or provide after-sales service to customers;

2.1.2 The Dealer shall provide its own brand operation team, develop an independent distribution network, ensure sufficient capital investment, and ensure the performance of this Agreement;

2.1.3 The Great Wall Company reserves the right to increase or reduce the products authorized by this Agreement after consultation with the Dealer. The Great Wall Company also reserves the right to expand or reduce the scope of authorized distribution herein after consultation with the Dealer;

2.2 Authorizing content

2.2.1 Type: □ Exclusive ■ Non-exclusive

2.2.2 Content: □ Auto Dealership □ Auto after-sales service □ Auto Dealership and auto after-sales service

2.2.3 On the premise that the Dealer has the basic qualification ability and cooperation basis to perform this Agreement, the Great Wall Company grants the Dealer the following non-exclusive rights:

(a) Displaying, publicizing and selling the contract products in the authorized brand franchise stores in the region and providing related maintenance, after-sales services for the end users.

(b) Planning and constructing authorized brand franchise stores and development channel vendors in the region. The details shall be subject to the written agreement reached by both parties separately.

(c) Carrying out marketing and advertising activities in the region to promote the contract products and authorized brands.

(d) Using the authorized brand dealer name, logo, information system and e-commerce platform for the purpose of performing this Agreement;

(e) Engaging in other business operations licensed by the Great Wall Company and related to the business activities agreed herein.

2.2.4 Region and contract products shall be subject to the information published in the Dealer file management system. If the parties reach an agreement through negotiation, or the circumstances agreed herein occur, there will be adjustment of the region or the contract products.

2.3 Reserves of Rights

The Great Wall Company reserves the following rights and shall promptly notify the Dealer in case of the corresponding situation:

(a) Selling contract products directly or indirectly to customers in the region;

(b) Authorizing other dealers to sell all or part of the contract products in the region;

(c) Authorizing other dealers to provide maintenance and after-sales services related to the contract products to the end-users in the region;

(d) The use of audio and video collected by the Great Wall Company on the dealer side business site is only for the purpose of the Dealer's business review and information confirmation, and does not target the in-store business personnel involved in the information, nor will the personal privacy involved in it be used for other purposes or disclosed to the public. The Dealer shall inform the in-store personnel in advance and obtain the appropriate authorization. The legal liability arising from the Dealer's failure to obtain the authorization of the in-store business personnel or to clearly inform the in-store business personnel on the above matters shall be borne by the Dealer, the Great Wall Company shall not bear the relevant responsibility, and all losses caused to the Great Wall shall be borne by the Dealer.

2.4 Relationship between the two parties

2.4.1 The Dealer is an independent contract party. The relationship between the Great Wall Company and the Dealer is not the relationship between the employer and the employee, nor shall it be deemed to constitute a partnership, joint venture or any type of agency relationship;

2.4.2 Nothing in this Agreement shall be regarded as the agent of either party as the other party. The Dealer shall not be entitled to make any contract or make any promise in the name of the Great Wall Company or on behalf of the Great Wall Company or to bind the Great Wall Company. In addition, the Dealer shall not issue or make any confirmation, statement, quality warranty or warranty to the contract products.

Part II The Core Business

3. Network planning and construction

3.1 The Dealer shall actively develop Channel Vendors and formulate network planning in the region, and complete the construction and coverage of authorized brand franchise stores in the region. The Dealer should give priority to expanding channels through direct operation or holding. If the Dealer is idle in planning or fulfilling the network planning and construction objectives or the two parties cannot reach an agreement on the network planning, the Great Wall Company has the right to cancel the Dealer's network planning authorization and adjust the authorized area.

3.2 If the Dealer intends to enter into an agreement with a third party to appoint a third party as a sub-distributor or sub-after-sales service provider for part of the contract products, it shall obtain the prior written consent of the Great Wall Company, and shall ensure that such third party operates in accordance with the standards of this Agreement, provides sales and after-sales services to customers, and shall be independently liable to the Great Wall Company for the conduct of such third party. At the same time, the Dealer warrants that the third party is fully aware that the Dealer is solely responsible for its own actions to the third party, and that the claims and debts between the Dealer and the third party have nothing to do with the Great Wall Company.

3.3 With the prior written consent of the Great Wall Company, the Dealer may transfer part of the contract products hereunder to the Channel Vendors subject to the authorization certificate / authorization issued by the Great Wall Company. The contract products and regions authorized to the Channel Vendor shall not exceed the distribution scope of business of the Dealer.

3.4 With the prior written consent of the Great Wall Company, the Dealer may obtain the temporary authorization to sell the contract products and / or provide after-sales service in the area without the network planning, but the temporary authorization of the Dealer shall be terminated after the network planning is determined in the area.

4. Image and Taste

4.1 The Dealer shall complete the construction and layout of the authorized stores in accordance with the Standard Guidance Manual of the Construction and the Guidance Manual of the authorized brand, and be equipped with special and general tools and equipment. The Dealer shall maintain the indoor and outdoor image and functions of the franchise store in strict accordance with the business operation standards during the operation of the franchise store.

4.2 In order to meet the needs of customers, the Great Wall company will upgrade the image and function standards of the authorized brand franchise stores from time to time. The Dealer should complete the image and function upgrading within a reasonable time required by the Great Wall Company to ensure the unified standards of authorized brand franchise stores.

4.3 Without the prior written consent of the Great Wall Company, the Dealer shall not change the operating address of the authorized brand franchise store, the layout of the indoor and outdoor functional areas, reduce the area, or sublet / split the store without authorization.

5. Ordering of the Contract Products

5.1 The Dealer shall order the contract products from the Great Wall Company, and shall timely and accurately report the purchase plan and order.

5.2 The Dealer shall submit a written purchase order to confirm the ordered products and the delivery date of the request to the Great Wall Company. All contract product orders shall take effective upon confirmation and acceptance by the Great Wall Company. The Great Wall is not responsible for any unaccepted purchase orders.

5.3 The Dealer is aware that the supply of the Great Wall Company is affected by factors such as production capacity, supply capacity and product market changes within a certain range, and the Great Wall Company may refuse orders, implement supply quotas or extend the supply cycle, and the Dealer shall exempt the Great Wall Company from any liability in this regard. The Dealer shall use the VMS system to timely and accurately submit purchase plans and orders. Once the orders are confirmed by the Great Wall Company, the Dealer shall not change or cancel them without authorization.

5.4 Unless otherwise agreed by the parties, the delivery place shall be the production place of the contract products or the Chinese transfer warehouse designated by the Great Wall Company. The Dealer agrees that the Great Wall Company shall designate the transportation company to carry the contract products. The Great Wall Company shall deliver the contract products to the transportation company at the delivery place, and the transportation company shall transport the contract products to the place designated by the Dealer. The transportation cost of the whole vehicle contract products shall be borne by the Great Wall Company. The freight bearing mode of the spare parts contract products shall be subject to the business management standards formulated by the Great Wall Company.

5.5 After Great Wall Company delivers the contract products to the transportation company, it shall be deemed that the Great Wall Company has completed the delivery obligation, and the ownership and risk of the goods shall be transferred to the Dealer. The transportation company shall be responsible for the damage and loss of the goods during the transportation, and the Great Wall Company shall provide necessary assistance to the Dealer to handle the matters related to the claim.

5.6 The Dealer shall designate special personnel to check and accept the contract products together with the Great Wall Company or the designated transportation company of the Great Wall Company and sign the handover documents. Material damage found during the acceptance process shall be implemented according to the business operation standards.

5.7 Unless otherwise agreed by both parties, the Great Wall Company shall arrange the shipment after receiving the full amount of the order payment. The Dealer may choose to pay in cash or bank acceptance approved by the Great Wall Company, but shall not delay or refuse to pay the payment. The Great Wall Company shall calculate the price of the vehicles purchased by the Dealer (the price is the tax-inclusive price), and issue the invoices in accordance with the requirements of Chinese laws and regulations.

5.8 If the Dealer meets the financing support conditions of the Great Wall Company, the Great Wall Company may provide financing support to the Dealer, including recommending the financial institutions of the Great Wall Company to the Dealer.

5.9 Unless otherwise agreed on advance payment, all payments due and payable related to the delivery of the contract products by the Great Wall Company shall be paid in full on time as required by the Great Wall Company.

5.10 If there is any difference between any purchase order accepted by the Great Wall Company and this Agreement, the terms of this Agreement shall prevail.

6. New Energy Subsidies

If the contract products sold by the Dealer involve new energy subsidies, this clause shall apply:

6.1 When the Dealer sells the contract products, the Great Wall Company shall settle the settlement with the Dealer at the price after the central and / or local financial subsidies. When selling the vehicle to the customer, the Dealer shall publicize the sales price and the amount of central and local financial subsidies, and settle the settlement with the customer according to the price after deducting the subsidy amount. If the local fiscal subsidy policy has special requirements, the parties shall implement such requirements. Both parties agree that if the actual amount of financial subsidies obtained by the Great Wall Company is inconsistent with the amount of financial subsidies deducted before and at the Dealer's settlement, the Great Wall Company and the Dealer shall settle the difference according to the principle of refunding for any overpayment or replenishing supplemental payment for any deficiency.

6.2 The Dealer shall provide the Great Wall Company with all the materials required to meet the financial subsidy application requirements after selling the vehicle to the customer, including the owner's business license (identity card or local residence permit for natural person), purchase tax payment certificate, traffic insurance policy, motor vehicle registration certificate, driving license, uniform invoice for motor vehicle sales, product sales contract and other necessary information.

6.3 Unless otherwise provided by law, if the Great Wall Company envoys the Dealer to apply for local financial subsidies, the Dealer shall ensure that they meet all the requirements for local financial subsidies after sale, including but not limited to application materials, customer qualifications, the number of subsidized vehicles, vehicle ownership transfer restrictions, vehicle mileage restrictions, etc. For the part of local subsidy application requirements involving customer performance, the Dealer should make a clear agreement with the customer and supervise the customer to perform the agreement.

6.4 The Dealer shall return the total subsidy amount to the Great Wall Company within 3 working days after obtaining the local financial subsidy. If the Great Wall Company is unable to obtain financial subsidies or the amount of financial subsidies is reduced due to the Dealer's failure to fulfill the obligations agreed in the above term, the Great Wall Company has the right to ask the Dealer to compensate for the corresponding amount of losses.

7. Sales of Contract Products

7.1 The Dealer shall be responsible for the sales of contract products in the region, and shall actively expand the market sales and market share in the region, and provide the maximum satisfactory service to customers in the region and give full play to the maximum sales capacity.

7.2 The Dealer shall provide customers with high-quality loyal service in strict accordance with the sales and service process stipulated in the business operation standards, so as to ensure customers' experience and perception in the process of receiving sales and after-sales service.

7.3 Before selling the vehicles, the Dealer shall inspect and correct the vehicles according to the business operation standards, including static inspection of the appearance (interior and exterior decoration) and on-board vehicles, dynamic inspection of functional parts and mechanical structures, and provide customers with information related to pre-sales inspection services.

7.4 If the Dealer order the original parts, it shall carry out the corresponding ordering and warehousing business through the DMS system.

7.5 The Dealer shall maintain an appropriate inventory of contract products based on its own and market needs, and complete the ordering and sale of contract products at an appropriate time.

7.6 Without the prior written consent of the Great Wall Company, the Dealer shall not export the contracted products outside Chinese mainland or sell them to third parties with export intentions, otherwise the Dealer shall bear the losses caused to the Great Wall Company, including the compensation given by the Great Wall Company to the Dealer in the export area.

7.7 The Dealer shall have the right to set the price of their contract products independently. The Dealer shall notify the Great Wall Company of the final sales price of the contract products.

7.8 The Dealer hereby agrees and undertakes that:

(a) On the basis of complying with relevant laws and regulations, as required by the Great Wall Company, the Dealer shall provide the free corresponding documents and information to the Great Wall Company to assist the Great Wall Company to meet its legal and compliance requirements and achieve more effective management;

(b) The Dealer shall, at its own costs or expenses, obtain all necessary regulatory approvals, licenses and qualifications (collectively referred to as the "license") and comply with all laws (including amendments to these laws from time to time) applicable to or to the performance of its business under this Agreement;

(c) The Dealer shall comply with and perform this Agreement in accordance with the relevant laws in the following areas: 1) Occupational safety and health; 2) Preventing death, injury and property loss; 3) Environment and the use, operation, storage, identification and disposition of harmful substances; 4) Labor and employment, including equal employment opportunities; 5) Tax revenue; 6) Compensation and unemployment insurance for the staff; and 7) All relevant laws concerning anti-money laundering, anti-terrorism, trade embargo and economic sanctions; And all associated with (a) data privacy, data protection, consumer privacy, And (b) the anti-bribery and anti-corruption laws within the scope of the performance of this Agreement of the Dealer;

(d) To the extent that there is no violation of relevant laws, the Dealer shall promptly notify the Great Wall Company in writing of any investigation or inquiry concerning whether the Dealer (or any of its sub-distributors, sub-after-sales service providers) is alleged to have violated any laws that may affect, will affect or otherwise apply to the Dealer's performance under this Agreement;

(e) The Dealer will comply with any policies, standards (including but not limited to business operating standards), rules, specifications and procedures of the Great Wall Company and/or affiliates applicable to the performance of this Agreement or related written disclosures to Distributor (collectively, "Great Wall Company Policies") as may be amended from time to time.

8. Professional Services

8.1 The Dealer shall establish an organization to ensure the high quality of its business activities hereunder this Agreement and employ management and service personnel with appropriate knowledge and skills to provide high quality services to the users of the contract products in the region.

8.2 The Dealer shall enter and maintain the personnel information in the dealer file management system in a complete, accurate and timely manner. The Great Wall Company shall provide the Dealer with paid or free marketing, publicity, after-sales service and other business training and technical support. The cost shall be borne by the Dealer unless otherwise agreed.

9. Publicity and Promotion

9.1 The Dealer shall actively plan and carry out marketing, publicity and promotion activities of authorized brands and contract products within the region, including but not limited to advertising, exhibitions, events, etc. The Dealer shall bear the expenses required by itself.

9.2 The Dealer shall bear the costs and expenses by itself, and prepare all user manuals, technical manuals, publicity materials, publicity and marketing promotion. These information and materials shall not only comply with the identification specifications of the Great Wall Company, but also comply with the relevant laws and regulations. The Dealer shall submit the copies of these information and materials to the Great Wall Company in advance and use them after obtaining the separate approval of the Great Wall Company. The Great Wall Company may, at its own discretion, provide necessary marketing and technical support for the marketing activities of the contract products of the Dealer.

9.3 The advertising materials designed and produced by the Dealer shall comply with the labeling specifications of the Great Wall Company and the requirements of relevant laws and regulations, otherwise the responsibilities caused thereby shall be borne by the Dealer.

9.4 The Dealer shall actively maintain the image and reputation of the authorized brand, continuously enhance the popularity, reputation and customer loyalty of the authorized brand, and shall not have any behavior that damages the image of the authorized brand or the reputation of the contract products. The Dealer shall implement public opinion control according to business operation standards. In the event of media crisis or emergency, the Dealer should quickly, actively and properly to minimize the adverse impact.

10. Loyalty to Customers

10.1 The Dealer shall take customer maintenance as the principle, continuously improve customer care experience and satisfaction, and ensure that customer sales satisfaction, after-sales service satisfaction, customer retention rate and user net recommendation value are at the industry-leading level by implementing business operation standards and the improvement requirements proposed by the Great Wall Company.

10.2 The Dealer shall establish and maintain customer files in accordance with the business operation standards, confirm the authenticity, accuracy and completeness of customer files, and ensure the legality of the collection, transfer and processing of customer information. Except for obtaining prior consent of users or performing legal obligations, the Dealer shall not disclose customer information or use the information for other purposes. Both parties agree that the customer file information is all the commercial assets of the Great Wall Company.

10.3 In the process of sales and after-sales service of the contract products, in case of customer complaints, the Dealer shall, as the first responsible person, respond to the complaints in time, communicate and coordinate with customers, and formulate feasible plans to make the problems properly solved.

11. Repair and Maintenance

11.1 The Dealer shall, in accordance with the Operation Manual, Quality Guarantee Manual, the national three guarantees and the business operation standards, provide relevant repair, replacement and return services to the contract products during the warranty period and the validity period of the three guarantees. Regardless of whether the contract products are directly sold by the Dealer, the Dealer shall not refuse to provide repair and maintenance services to the user.

11.2 The Dealer shall keep, package, return and scrap the warranty parts generated in the process of providing warranty services for the user's vehicles according to the business operation standards. The Great Wall company settles the warranty claim fee according to the cycle selected by the Dealer.

11.3 The Dealer shall carry out all the maintenance and repair business under this Agreement through the DMS system, and provide the customer with high-quality after-sales service in accordance with the after-sales service process stipulated in the business operation standards.

11.4 The Great Wall Company shall provide technical data and technical support and guidance to the Dealer. If the Great Wall Company recalls or upgrades the contract products, the Dealer shall implement them in accordance with relevant laws and regulations and business operation standards.

11.5 The Dealer shall timely and accurately give feedback of product quality information and product complaint information to the Great Wall Company through DMS system, and shall actively cooperate with the Great Wall Company when the Great Wall Company investigates the product quality information.

12. After-market

In order to meet the needs of users in the whole life cycle, the Dealer should provide users with high-quality finance, insurance, high-quality products, second-hand cars, leasing and other services according to the business operation standards, and continuously improve the profitability of the post-market business.

13. Changes of Product

The Dealer is aware that the contract products may change specifications or configurations due to design, technology or supporting supply reasons, and the Great Wall Company shall notify the Dealer in a timely manner after learning of the change, and the Dealer shall exempt the Great Wall Company from liability for breach of contract and other liabilities resulting therefrom.

14. Use of Information Systems

The Dealer shall use the information system provided by the Great Wall Company to carry out the business activities hereunder, and ensure that the system information input and maintenance are complete, accurate and timely. The Dealer shall maintain the information system in accordance with business operation standards. Without the written consent of the Great Wall Company, the Dealer shall not authorize any third party to use the system.

15. Business Operation

The Dealer shall disclose the contract product information comprehensively, truthfully, accurately and timely, and shall not deceive, mislead consumers or infringe upon the legitimate rights and interests of consumers in violation of laws and regulations.

16. Report

The Dealer shall provide written reports to the Great Wall Company as required, including customer visit reports, business trends, production plans of major customers in China, market forecasts, and other reports reasonably required by the Great Wall Company (including but not limited to those required for regulatory purposes).

17. Operational Assessment

17.1 The Dealer agrees that the Great Wall Company shall assess and examine the Dealer and Channel Vendors in accordance with the evaluation system announced in advance. The Dealer shall actively cooperate with the assessment and strictly follow the assessment results published by the Great Wall Company.

17.2 The assessment results will be applied to the Dealer's business activities under this Agreement, including network planning qualification, contract product authorization, tripartite financing support, policy incentives, evaluation qualification acquisition, store guidance and channel optimization.

17.3 The Great Wall Company shall have the right to adjust the authorization granted to the Dealer in this Agreement according to the assessment results. If the Great Wall Company requires the Dealer to terminate its, part or all of the Channel Vendor’s operation based on the assessment results, the Dealer shall terminate the operation within the time required by the Great Wall Company.

18. Power Battery

If the contract products sold by the Dealer involve power batteries, this clause shall apply:

18.1 Unless otherwise provided by law, the Dealer is responsible for the proper recovery and disposal of the power batteries involved in the contract products in the region (including its parts, component materials), regardless of whether the Dealer has sold the power batteries involved in the contract products. The Dealer shall ensure that it has the legal qualification to recycle and process power batteries (including its parts, parts and materials), or to entrust a legally qualified third party to be responsible for the recovery and treatment of power batteries (including its parts and parts and materials), and the Dealer shall bear all the expenses incurred thereby. The Great Wall has discounted and compensated the Dealer in the price of the contract products, so the Great Wall will not pay any additional fees to the Dealer for recycling and processing of the power batteries (including their parts and materials). All losses or penalties caused by the Dealer's failure or improper performance of the recovery and disposal obligations stipulated in this Article shall be borne by the Dealer.

18.2 The Dealer can only recover and temporarily save the power battery, which can not be dismantled, processed, transformed or sold without the authorization of the manufacturer.

Part III: Operating Basis

19. Operating basic conditions

To ensure that the Dealer has the ability to perform business activities hereunder, the Dealer shall meet the following operating conditions:

(a) Acquire and continuously have the necessary business qualifications, licenses or interests to engage in the business activities hereunder;

(b) Ensure that it has the necessary working capital to carry out the business activities hereunder and maintain a balanced financial position during the business period;

(c) Establish an organizational structure to ensure the high quality of business activities, and have management and service personnel with appropriate knowledge and skills.

20. Major Changes of the Dealer

20.1 If there are the following changes of the Dealer, the Dealer shall notify the Great Wall Company in writing 60 days prior to the date of making the decision on the changes, and the Great Wall Company shall have the right to notify the Dealer to change or terminate part or all of this Agreement after making a judgment on the impact of such changes on the performance of this Agreement:

(a) Changes of the controlling shareholder or the actual controller (including the direct and indirect shareholders who can influence the business decisions);

(b) Mergers or divisions with other enterprises;

(c) Acquisition of other dealers authorized by Great Wall Company;

(d) Transfer of major assets or management rights to a third party;

(e) Providing guarantee to others with individual shareholders or the main assets of the company;

(f) Change of legal representative, chairman, executive director or general manager;

(g) Other important changes that may affect the business under this Agreement.

20.2 If there are the following changes of the Dealer, the Dealer shall file the details with Great Wall Company 30 days before the date of the change decision:

(a) The shareholder or member of the board of directors of the Dealer concurrently hold the position of the company other than the Dealer, or the concurrent position changes;

(b) Change of the Dealer’s registration information, including registered address, company type, registered capital, company name, etc.;

(c) Change of senior management personnel except for the chairman, executive director and general manager;

(d) The filing content stipulated in the other business operation standards.

21. Operating Risks and Expenses

21.1 Each party shall bear the business risks arising from the performance of this Agreement, and shall fully aware of the business risks that may arise from the signing of this Agreement.

21.2 The parties shall each bear the expenses and incidental expenses incurred for the preparation and execution of this Agreement.

Part IV Performance commitment

22. Performance Commitments

22.1 In order to ensure the performance of this Agreement, and to ensure that Great Wall Motor can deal with and solve in the first time any violation of this Agreement or business management regulations by the dealer or any violation of the legitimate rights and interests of Great Wall Motor or consumers, the Dealer shall pay a credit deposit to the Great Wall Motor to ensure the compliance of the automobile dealership business described in this Agreement. Payment of the service deposit to ensure the compliance of the automobile after-sales service business mentioned in this Agreement is provided as follows:

The Dealer shall pay a credit deposit of _______ thousand yuan (CNY say: _______ thousand yuan only) to the designated account of the Great Wall Company. The Dealer shall pay for the service deposit of _______ thousand yuan (CNY say: _______ thousand yuan only) to the designated account of the Great Wall Company.

The specific account information will be notified to the Dealer by the Great Wall Motor through other means.

22.2 If the Great Wall Company deducts the Dealer's deposit according to the business operation standards, the Dealer shall make up the payment by telegraphic transfer within 5 working days from the date of receiving the deduction notice from the Great Wall Company.

22.3 If the Agreement is rescinded or terminated, the Great Wall Company shall refund the remaining deposit to the Dealer without interest after the deduction of the liquidated damages and other expenses payable.

22.4 In view of the characteristics of the after-sales business, the Great Wall Company will designate an affiliated entity who collected the deposit to return the remaining deposit without interest in one lump sum within 6 months after the date of rescinding or termination of the Agreement.

23. Integrity Commitment

The integrity of the collaborators and the end users is the basis of the cooperation, and neither party shall have the following dishonest conduct:

(a) Providing false information, including reports, applications, statements or supporting documents;

(b) Imitating, counterfeiting the seal of the other party, including official seal, special seal for finance, special seal for contract, seal of legal representative, etc.;

(c) Other dishonest conducts listed in the business operation standards between the two parties in the course of conducting business with each other or in the course of trading services between dealers and other entities.

Part V Breach, Rescission and Termination

24. Liability for Breach of Contract

24.1 If either party breaches this Agreement, it shall be liable for breach of contract to the other party, including but not limited to continuing to perform, taking remedial measures, paying liquidated damages and compensating for losses, etc. The Great Wall company has the right to deduct the amount of liquidated damages from the Dealer's own capital account or security deposit.

24.2 If the Dealer shall bear the liability for breach of contract according to the business operation standards, and the liquidated damages are not enough to cover the actual losses of the Great Wall Company, the Great Wall Company shall have the right to require the Dealer to continue to compensate for the insufficient part.

24.3 The Dealer shall ensure the performance of its responsibilities and obligations under this Agreement and the implementation of business operation standards, and bear joint and several legal liabilities to Great Wall Company for the behavior of the Channel Vendor.

25. Validity Period of the Agreement

The validity term of this Agreement shall be THREE YEARS, since January 1, 2022 to December 31, 2024.

26. Termination of the Agreement

26.1 Under any of the following circumstances, either party shall have the right to unilaterally terminate this Agreement by written notice:

(a) Either party has not obtained or lost the necessary qualification and license to engage in the business activities hereunder;

(b) Either party has substantial business problems or other circumstances affecting the execution of this Agreement, including but not limited to inability to pay for goods, applying for or being declared bankruptcy, starting bankruptcy proceedings, suffering compulsory measures such as freezing / seizure of assets, major disputes / lawsuits, etc.;

(c) Any breach of good faith or commitment agreed hereunder;

(d) Refusing to cooperate with the operation assessment carried out by Great Wall in accordance with Clause 17 hereof or refusing to implement the assessment results made by Great Wall based on the operation assessment based on the normal procedures;

(e) The Dealer changes the business address of the authorized brand franchise store, the layout of the indoor and outdoor functional areas, reduces the area, or sublet / split the stores without authorization;

(f) The Dealer violates the Sunshine Agreement;

(g) Either party fails to reach an agreement on the continued performance of this Agreement upon the occurrence of the material changes agreed hereunder;

(h) Other termination circumstances as agreed herein.

26.2 The Dealer shall bear the consequences of the above actions of the Channel Vendor. The Great Wall Company shall have the right to immediately terminate the authorization of the Channel Vendor, the operation of the Channel Vendor and the authorized brand franchise, and adjust the area, or directly terminate this Agreement.

26.3 If either party notifies the other party by written notice, this Agreement shall terminate on the date when the notice of termination reaches to the other party.

26.4 Except in the foregoing circumstances, either party may terminate this Agreement by notifying the other party in writing 30 days in advance. If the agreement is terminated according to this clause, neither party shall be liable for breach of contract.

27. Termination of the Agreement

This Agreement shall be terminated if:

(a) The validity period of this Agreement expires and no agreement on extending the validity period is reached;

(b) The Agreement is terminated by written agreement of both parties;

(c) Either party unilaterally terminates this Agreement according to this Agreement.

28. Liabilities After Termination

Upon termination of this Agreement, the rights and obligations agreed herein shall be terminated and both parties shall be liable as follows:

(a) At the time of termination of this Agreement, if the creditor's rights and debts arising from this Agreement have not been cleared and settled, they shall continue to remain effectively until the liquidation and settlement is completed;

(b) The Dealer shall immediately cease the operation of the franchise store and use the authorized brand name, trademark and other intellectual property rights acquired under this Agreement;

(c) The Dealer shall dismantle or remove the logo within a reasonable time limit required by Great Wall Company. If the logo is not removed after the deadline, the Dealer shall pay Great Wall Company a penalty of RMB 50,000 for each 1 day overdue until the dismantlement is completed;

(d) If the order generated by the Dealer before the termination of this Agreement has not been produced or delivered at the time of termination, Great Wall Company has the right to continue to perform the order, terminate the order or take other measures on the principle of protecting the rights and interests of the end users;

(e) The Dealer shall transfer the sales and after-sales information and materials such as customers, vehicle data and maintenance history records independently owned by him to the Dealer designated by Great Wall Company or Great Wall Company. In addition, all commercial materials and technical documents obtained by the Dealer from Great Wall Company shall be deleted and destroyed;

(f) The Dealer shall cooperate with the Great Wall Company in its business area to announce to consumers the change of after-sales service commitment information;

(g) Unless otherwise provided by law, the Great Wall Company does not assume the obligation to buy back unsold contract products from the Dealer. If the contract products are still sold by the Dealer, the Dealer's sales shall not damage the rights and interests of the customer, the image and reputation of the authorized brand, and the rights and interests of the Great Wall Company and other Great Wall Company dealers.

Part VI: Legal and General Terms

29. Force Majeure

29.1 If either party is unable to perform this Agreement due to force majeure, it may be exempted from its liability in part or in whole according to the influence of force majeure.

29.2 The party suffering from the force majeure shall promptly notify the other party in writing and provide sufficient evidence of the occurrence and duration of the force majeure within 10 days thereafter. Force majeure arising during the delay of performance shall not apply to this clause.

29.3 Force Majeure means an objective situation unforeseeable, unavoidable and insurmountable, including but not limited to: earthquake, epidemic, serious fire, flood, typhoon, riot, explosion, war, strike, seizure, confiscation, acts of government, means of transport or other public utilities. However, with respect to the foreseeable natural disasters, the party concerned shall take appropriate measures in advance to ensure the performance of this Agreement.

30. Governing Law

Any dispute over the execution, performance, interpretation and validity of this Agreement shall be governed by the laws of the People's Republic of China.

31. Dispute Resolution

31.1 Any dispute arising from or in connection with this Agreement shall be settled by both parties through friendly negotiation. If no settlement is reached within 60 days after the negotiation begins, either party may file a lawsuit for settlement with the people's court at the place where the Agreement is signed.

31.2 Notwithstanding the foregoing agreement, in case of any dispute between the two parties, one party may also directly file a lawsuit to the people's court at the place where the Agreement is signed.

32. Intellectual Property Rights

32.1 During the term of this Agreement, the authorized Dealer of Great Wall Company shall only display the logo in the region or in advertising promotion activities for the purpose of selling and distributing the contract products under this Agreement, and shall not use the logo in any commercial activities and advertising promotion activities that are not related to the contract products. The ownership of the logo is exclusive to Great Wall Company and / or related parties. The Dealer shall not register trademarks containing or similar to the logo, shall not use the logo in their own business name, nor shall they register all or part of the logo as their own internet domain name.

32.2 In order to meet the quality control standards of Great Wall Company, the Dealer shall:

(a) Use the logo in accordance with all relevant laws and regulations;

(b) Give Great Wall the right to check whether the Dealer's use of such logo is in accordance with this article without further notice;

(c) No logo shall be modified in any way, or shall it be used or associated with any trademark on any goods or service other than the product.

33. Retrofit and Refit

The Dealer may undertake the after-sales service of the authorized modified vehicles permitted by the manufacturer, but shall not allow the retrofit, modification or alternation of any contract products, except with the prior written consent of Great Wall Company (only applicable to the authorized Dealer of the tank brand).

34. Confidentiality

34.1 The Parties shall keep confidential the contents of this Agreement and confidential information obtained or received by the other Party in connection with the performance of this Agreement or during the term of this Agreement, including but not limited to materials, videos, and corresponding management systems, business policies, computer software, passwords, various training content or other documents or information marked as confidential.

34.2 Without the prior written permission of the Disclosing Party, the Receiving Party shall not disclose or disclose any confidential information to any third party at any time and under any circumstances. The Receiving Party shall disclose confidential information only to its employees who have the necessary knowledge for the purpose of this Agreement, and the Receiving Party shall at the same time instruct such employees to comply with the confidentiality obligations stipulated in this Agreement.

34.3 Both parties are obliged to protect the business secrets of the business strategies, service plans and results, customer information, and market feedback sales and service information of all the contract products related to the performance of this Agreement.

34.4 This Clause shall survive and shall not be bound by the termination or termination of the Agreement.

35. Compliance Commitment

The Dealer undertakes and warrants that the Dealer and all its employees shall strictly abide by the provisions of national and local laws and regulations, including but not limited to the provisions of laws and regulations related to anti-commercial bribery, anti-unfair competition, anti-monopoly, commercial publicity, personal information protection, etc., and the Dealer shall bear the responsibility for the relevant violations of the Dealer and all its employees.

35.1 Export Control and Economic Sanctions Provisions

35.1.1 The Dealer agrees to undertake and warrant compliance with export control or economic sanctions laws and regulations over which it has jurisdiction;

35.1.2 If the Dealer violates the provisions of Article 1 of this Clause and causes Great Wall Company’s entering into this Agreement become illegal, Great Wall Company has the right to refuse to perform the contract. If Great Wall Company’s entering into this Agreement constitutes a breach of the provisions of Article 1, the foregoing provisions shall apply even if it constitutes a breach of contract to the Dealer. In the foregoing circumstances, Dealer agrees to waive its right to claim any damages or other claims relating to the proper exercise of its right to cease performance by Great Wall Company;

35.1.3 Before Great Wall Company provides maintenance and other after-sales services to the Dealer, the Dealer shall state and guarantee to Great Wall Company in writing to ensure that the end-users and end-uses of the after-sales service have no risk of direct or indirect violation of any applicable trade control laws.

35.2 Data Security and Privacy Protection

35.2.1 The Dealer undertakes that the Dealer and all its employees shall strictly abide by the Personal Information Protection Law of the People's Republic of China, Data Security Law of the People's Republic of China, Automobile Data Safety Management Provisions (trial), Cybersecurity Law of the People's Republic of China, Cybersecurity Review Measures and other laws and regulations and related supporting laws and regulations and other provisions;

35.2.2 The Dealer shall take organizational management and technical measures to ensure data security, prevent unauthorized access, and prevent illegal processing, tampering, destruction or disclosure;

35.2.3 The Dealer warrants that it has obtained the written and legally authorized consent of the individual before collecting, storing, using, processing and transmitting the personal information of the Distributor's employees and/or end customers to the Great Wall Company and its affiliates;

35.2.4 The Dealer agrees that Great Wall Company may collect, store, use, process and transmit the personal information provided by the Dealer for reasonable commercial and management purposes. The Dealer also agrees that Great Wall and its affiliates may have access to personal information to perform the above purposes and transmit it to the third-party service provider for the above purposes;

35.2.5 The Dealer shall ensure the date (customer information and business data) input and uploaded to the Dealer File Management System, Dealer Personnel Management System, Great Wall Motor Channel Management Platform, Great Wall Motor Dealer Management System (DMS system), Great Wall Motor Customer Management System (SCRM system), Great Wall Motor Online Business Collaboration Platform (VMS system), Great Wall Motor e-Commerce Operation Platform, and Great Wall Motor Customer Service Platform, Certification Platform, Sales Service Provider Integrated Service Platform, Great Wall Motor Marketing Network Academy and online learning APP is accurate, integral, confidential and timely, and shall not deliberately alter, fabricate, delay, reduce or destroy the data;

35.2.6 The Dealer warrants that the Dealer shall use the personal information shared with the Dealer by the Great Wall Company and/or its affiliates and the third-party service providers of the Great Wall Company within the compliance scope of the sharing authorization, including the purpose, method, scope, etc., and bear the corresponding legal responsibilities;

35.2.7 The failure of the Dealer to comply with the relevant regulations on the protection of personal information and data and the contents of this Agreement may cause the Great Wall Company, the Dealer, relevant legal persons and responsible persons to bear civil, administrative or criminal liabilities. The Dealer agrees to hold the Great Wall Company and its affiliates free from any complaints, claims, penalties, disputes, lawsuits, etc. that may be caused by the Dealer and/or its employees in violation of laws and regulations relating to the protection of personal information, and the Dealer shall be independently liable for compensation for losses caused to the Great Wall Company, the users of the Great Wall Company and its affiliates and third parties;

35.2.8 The Dealer agrees that Great Wall Company has the right to audit the Dealer, and has the right to take legal action, regulatory reports or financial penalties to severely crack down on the intentional theft, sale, destruction or tampering of customer information and business data, or other serious infringement that may lead to actual or potential financial or reputational damage to the brand or customers.

36. Entire Agreement

36.1 Both parties agree that the performance of all rights, obligations and responsibilities under this Agreement, in addition to the provisions of this Agreement, shall be governed by the policies of Great Wall Company, including but not limited to business operation standards. The policies of Great Wall Company and other agreements reached separately by both parties, as supplements or components of this Agreement, have the same legal effect as this Agreement.

36.2 Unless otherwise stated, if Great Wall Company updates the policy of Great Wall Company within the term of this Agreement, the updated content shall be implemented.

36.3 The Great Wall Company policy issued in the form of notice shall be delivered in the form of internal network, E-mail or written notice, and come into effect from the date of service.

37. Transfer

Neither party shall assign, authorize or hand over this Agreement and any rights and obligations hereunder to any third party without the prior written consent of the other party; however, the Dealer agrees that Great Wall Company may transfer, authorize and hand over any rights and obligations under this Agreement to branches of Great Wall Company or affiliates of Great Wall Company or any affiliates of Great Wall Company. The notice shall be delivered by internal network, email or written notice, and come into effect from the date of delivery.

38. Severability

If any provision of this Agreement is deemed invalid or impossible in accordance with the mainland laws of the People's Republic of China, the remaining provisions shall remain legally binding on both parties.

39. Miscellaneous

39.1 For other matters not mentioned in this Agreement, the written opinions separately reached by both parties shall prevail. This Agreement may be modified or changed after the two parties reach a written agreement through negotiation.

39.2 The data messages and electronic documents formed by both parties hereunder shall be legally binding on both parties and shall have the same effect as the paper documents.

39.3 Both parties agree that the contact address agreed herein shall be the default service address of the business documents and legal documents of both parties.

40. Effectiveness

40.1 This Agreement shall come into force on the date of affixing the official seals of both parties. This Agreement supersedes the oral agreement, written agreement, negotiation, communication and statement under this Agreement prior to the signing of this Agreement. Provisions relating to the relevant content of this Agreement that are not expressly included in this Agreement shall not be binding.

40.2 This Agreement is made in duplicate, with each party holding one copy and each copy having the same legal effect.

[This page is a signature page with no text below]

Great Wall Company

Seal:

Signature by the Authorized Representative:

Date: January 1,2022

Dealer

Seal:

Signature by the Legal Representative:

Date: January 1,2022

Sunshine Agreement

Parties:

Party A: Great Wall Motor Company Limited, Taizhou Haval Sales Branch, Great Wall Motor Company Limited, Xushui Haval Sales Branch, Chongqing Haval Automobile Co., Ltd., Great Wall Motor Company Limited, Xushui After-sales Service Branch, Chongqing Great Wall Motor After-sales Service Co., Ltd.

Party B: Hainan Aochuang Qiangsheng Auto Sales & Services Co., Ltd.

In order to ensure that both parties sign and perform the relevant business contracts (supply, development, construction, service, lease contracts, etc.) under the principles of fairness, impartiality, simplicity and transparency, to avoid the occurrence of corruption, to effectively protect the legitimate interests of both parties and to enable the two parties to establish a long-term relationship of cooperation, Party A and B agreed to sign the Sunshine Agreement in accordance with the relevant laws and regulations in order for the two parties to comply with it.

Article 1 Party A and Party B shall consciously comply with laws, regulations and international rules, actively perform compliance obligations, follow the requirements of ISO37001 Anti-bribery Management System, actively promote the construction of anti-bribery system, and carry out compliance and integrity education activities for business personnel, so as to build up good professional ethics and conduct of them.

Article 2 Party A and B shall not engage in the following conducts:

(1) Neither party's personnel (including employees, labour dispatchers and temporary employees) shall use property or other means to bribe the other party's employees, including but not limited to:

a. Privately giving or disguising (e.g., gambling, marriage gifts, online payments, red envelopes, third-party platforms, etc.) gifts and presents to each other;

b. Privately providing each other with transport, banquets, accommodation, food, bath, tourism, entertainment and other consumer activities;

c. Privately helping the other party to make profit through investment, low purchase, high sale, etc;

d. Attempted bribery; other material or non-material bribery behaviour;

e. Privately engaging in private business relationships with the other party such as borrowing money, borrowing cars, leasing, buying and selling;

f. Having private interest relations with the other party through shareholding, dry shareholding, joint venture, co-operation, substitute work, etc;

g. Having private business dealings with the other party or entrusted by the other party to have business dealings with others;

h. Providing private facilities or favourable conditions for the other party or entrusted by the other party;

i. Other acts of bribery prohibited by law.

(2) Party B shall not have the following related business with Party A, including but not limited to:

a. Appointing family members, relatives, friends and classmates of Party A's personnel and having business connection with the positions they hold;

b. Employing personnel who have left Party A and Party A's relatives to work in sensitive positions such as positions which have business contacts with Party A;

c. Employing personnel who have left Party A without filing with Party A's Enquiry Platform (http://www.e-gwm.cn:3870/, the same below);

d. Having employment relationship with personnel listed in Party A's Enquiry Platform;

e. Cooperating with the co-operating parties listed in Party A's Enquiry Platform;

f. Other related businesses with conflict of interest with Party A.

(3) Neither party shall have the following acts of unfair competition or dishonesty, including but not limited to:

a. Act of theft or fraud; infringement of trade secrets;

b. Illegal bidding, competitive bidding and other business activities;

c. Misrepresentation and concealment of prices for construction, equipment, etc., in project bidding and construction in order to obtain inflated profits;

d. Malicious reporting of competitors and the other party's personnel;

e. Acts of commercial defamation;

f. Acts of providing counterfeit or shoddy products or services;

g. Privately conducting publicity, third-party negotiations, seeking co-operation and other activities in Party A's name;

h. Acts of signing and performing contracts under false identities;

i. Acts of forging contracts, documents and seals involving any information of the other party;

j. Other acts of unfair competition and dishonesty.

(4) Other violations of unfair competition, anti-commercial bribery, anti-corruption, data protection, trade secrets, export control, trade sanctions, anti-money laundering, anti-monopoly and other compliance obligations.

In case of violation, Party A will terminate the labour contract of the responsible person on its side, and will pursue the legal responsibility if it violates the law. Meanwhile, Party A will be based on the relevant business contracts between the two parties and this agreement to pursue Party B’s liability for breach of contract. Default of party B’s personnel is not considered as a personal act, but as Party B's act. Party A will pursue Party B's liability for breach of contract, and have the right to unilaterally terminate the contractual relationship; Party B will be pursued for legal responsibility when there is violation of law. The specific amount of liquidated damages and calculation methods are as follows:

1. If the total amount of the contract subject matter is less than or equal to 100,000 yuan (CNY, the same below), 50% of the total amount of the contract subject matter shall be deducted, but such deduction shall not be less than 30,000 yuan; if the total amount of the contract subject matter exceeds 100,000 yuan to 10 million yuan, it shall be deducted at 20%;if the total amount of the contract subject matter exceeds 1 million yuan, 10% will be deducted for the excess (e.g. 1.2 million yuan should deduct 50,000 yuan + 180,000 yuan + 200,000 yuan =250,000 yuan).

2. If the contract does not reflect the total amount of the contract subject matter, the actual total business amount during the contract period shall be calculated according to the above standards;

3. If there is no contract signed, the total amount shall be calculated according to the actual business amount occurring in the past 12 months according to the above standards;

4. In the event of any of the above breaches occurring before the signing of the business contract, during the performance of the contract and after the completion of the performance of the contract, in addition to pursuing the responsibility for the breach of contract in accordance with the above clauses, Party A shall have the right to terminate the contract, cancel the cooperation, deduct the security deposit paid by Party B or require the payment of liquidated damages;

5. For the above liquidated damages, Party A shall have the right to directly deduct them from any deposit / accounts payable / sales incentive / rewards to Party B.

If the relatives of the employees of Party A and Party B and other specific persons who have close relationship with the employees, as well as the agents, logistics companies, outsourcing providers, contractors, dealers and subcontractors of Party A and Party B commit the acts stipulated in this article, they shall be regarded as the acts of Party A and Party B, and Party A and Party B agree to bear the corresponding responsibility for such acts.

If Party B commits the acts stipulated herein to Party A's holding company (Baoding Great Wall Holding Group Co., Ltd.) and its subsidiaries or sub-subsidiaries of the holding company, it shall be regarded as committing the acts to Party A and Party B agrees to bear the responsibility of breach of contract to Party A.

Article 3 If Party B engages in misconduct as agreed in Article 2 of this Agreement, or in the course of Party A's investigation, Party B's personnel do not actively co-operate with the investigation or intentionally conceal the relevant information, then the liability for breach of contract shall be doubled according to the standard of Article 2. And Party B agrees that Party A may take the following measures:

a. Restricting or terminating co-operation with companies within the scope of Party A's holding or equity participation in terms of payments, matching ratios, co-operation on new projects, etc.;

b. Including in Party A's ‘List of Dishonesty’;

c. Party A may disclose to the society through the official website and other means.

Article 4 In the process of Party A's investigation, Party B undertakes to actively organize personnel to cooperate with the investigation, provide important information. In situation that does not cause adverse impact, liability of breach of contract can be reduced depending on the nature and severity of the circumstances in accordance with the standards of the second article of this Agreement; in the case of Party A's personnel soliciting bribes and other active breach of contract, once proved, Party B's liability for breach of contract may be mitigated or exempted depending on the seriousness of the case. For gifts exchanged in business courtesy, Party A personnel will not be penalized after handing them in, and Party B may be exempted from prosecution in principle.

Article 5 For Party A's personnel solicitation of bribes and other partners of unfair competition and other misconducts, Party B takes the initiative to report. Once proved, Party A may, depending on the situation, give priority to new projects, supporting ratio, payment, etc.; for malicious reporting, Party B will be held liable, and for the violation of the law, Party B will be held liable for legal responsibility.

Article 6 Party B's personnel may report or complain about Party A's breach of contract, making difficulties and other corrupt acts by the following means, and Party A undertakes to verify and reply within one week.

Mobile phone / SMS: 13731210088 (Secret Agent Team). QQ: 1545941100 Wechat: gwlianjie

Tel: 0312-2197836 (Group Discipline Inspection Group): 0312-2192999 (Office of the Chairman)

E-mail: gwlianjie@163.com (Group Discipline Inspection Team) gwco @ 163.com (Office of the Chairman)

Address: Office of the Chairman (Supervision and Audit Department), No.2266, Chaoyang South Street, Baoding City, Hebei Province, 071068696

Article 7 This Agreement is made in duplicate, with each party holding one copy. Party A and Party B shall ensure that all relevant business personnel are fully aware and aware of the contents of this Agreement. This Agreement shall come into force upon being sealed by both parties and shall apply to all business contracts of the parties as annexes and is an integral part of the Business Contract. In case of any subsequent division or merger with other companies, the Agreement shall continue to be valid for the successors of rights and obligations.

For matters not covered in this Agreement, the business contract applicable to both parties shall prevail. If the content of this Agreement is modified, it shall be re-signed. If no modification is made, it is valid for a long term.

Party A:

Party A's Legal representative:

Party A's representative:

Party B:

Party B's Legal representative:

Party B's representative:

January 1, 2022

Agreement on the Change of the Party of the Dealership Agreement

Party A: Chongqing Haval Automobile Co., Ltd.

Party B: Hainan Aochuang Qiangsheng Auto Sales & Services Co., Ltd.

Party C: Great Wall Motor Company Limited, Chongqing Sales Branch

WHEREAS:

1. Party A and Party B signed the Dealership Agreement on 1 January 2022 (hereinafter referred to as the Original Agreement).

2. Party A, Party B and Party C agreed on the transfer of rights and obligations in the Original Agreement, and other entities of Great Wall Company in the Original Agreement are not related to it. The entities of the Great Wall Company in the Original Agreement are independent of each other's business and do not bear any joint and several liabilities.

Party A, B, and C now sign this Agreement by consensus at No. 2266 Chaoyang South Street, Baoding City, Hebei Province, and make the following changes to the Original Agreement:

1. The three parties agree to change Party A (Chongqing Haval Automobile Co., Ltd.) to Party C (Great Wall Motor Company Limited, Chongqing Sales Branch) as new party of the Original Agreement.

2. From 31 October 2022 onwards, all the rights and obligations of Party A in the Original Agreement shall be transferred to Party C. Party C agrees to be assigned the rights and obligations of Party A in the Original Agreement, and Party C shall enjoy all the rights and assume all the obligations undertaken by Party A in the Original Agreement. Party C will claim the rights and perform the obligations to Party B in accordance with the rights and obligations agreed in the Original Agreement.

3. Party B agrees that Party A will transfer all the rights and obligations in the Original Agreement to Party C from 31 October 2022, and Party B's rights and obligations in the Original Agreement remain unchanged. Party B shall claim the rights and perform the obligations to Party C in accordance with the rights and obligations agreed in the Original Agreement.

4. By 31 October 2022, Party A and Party B have completed the handover of goods in accordance with the Original Agreement, but still have not settled the payments (such as Party B has not issued invoices or has issued invoices but Party A has not paid), Party A and Party B shall still perform in accordance with the original terms and conditions.

5. The other terms of the Original Agreement remain unchanged and continue to be effective. the effect of changes in this Agreement applies to all the Original Agreement Attachments, including but not limited to the Sunshine Agreement as a part of the Original Agreement.

6. This Agreement shall be effective from the date of sealing by Party A, B and C.

7. If any dispute arises among the three parties in relation to this Agreement, it shall be resolved through friendly negotiation, and if the negotiation fails, the dispute shall be submitted to the people's court in the place where the Agreement is signed for litigation.

8. This Agreement is made in triplicate, one for Party A, one for Party B and one for Party C, with equal legal effect.

The following is a signature and seal page without text.

Party A: Chongqing Haval Automobile Co., Ltd.

Seal:

Date: 31 October 2022

Party B: Hainan Aochuang Qiangsheng Auto Sales & Services Co., Ltd.

Seal:

Date: 31 October 2022

Party C: Great Wall Motor Company Limited, Chongqing Sales Branch

Seal:

Date: 31 October 2022